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                                                                    EXHIBIT 3.2N


                                                                       EXHIBIT A

                                THE COMPANIES ACT

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                            COMPANY LIMITED BY SHARES

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                             ARTICLES OF ASSOCIATION

                                       OF

                        UNIROYAL CHEMICAL COMPANY LIMITED

                                   PRELIMINARY

1. In these presents, if not inconsistent with the subject or context, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof.

     WORDS                                              MEANINGS
-----------------------------------------   ------------------------------------
The Statutes                                The Companies Act, and every other
                                            Act for the time being in force
                                            concerning companies and affecting
                                            the Company, including The
                                            Companies Seals Act

These Presents                              These Articles of Association, as
                                            originally framed, or as from time
                                            to time altered by special
                                            resolution

Office                                      The Registered Office of the Company

Seal                                        The Common Seal of the Company

Month                                       Calendar month

Year                                        Calendar year

In writing                                  Written or produced by any
                                            substitute for writing, or partly
                                            one and partly another

Dividend                                    Dividend and/or bonus

Paid                                        Paid or credited as paid

Member The Subscribers of the Memorandum of Association and every other person who agrees to become a member of the Company and whose name is entered in the Register of Members

Person                                      Shall include a corporation

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                                      - 2 -

        Notwithstanding anything hereinafter contained in these Articles a Director of the Company may be a natural person or a body corporate.

        The expressions "Debenture" and "Debenture-holder" shall include "debenture stock" and "debenture stockholder".

        The expression "Secretary" shall include any person appointed by the Directors to perform any of the duties of the Secretary and, where two or more persons are appointed to act as Joint Secretaries, shall include any one of those persons.

        Save as aforesaid, any words or expressions defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these presents.

                        CAPITAL AND ALTERATION OF CAPITAL

        2. Subject to the provisions of the Statutes the Company may issue Preference Shares which are, or at the option of the Company are to be liable, to be redeemed on such terms and in such manner as the Company before the issue thereof may by extraordinary resolution determine.

        3. (A) The Company may from time to time by ordinary resolution increase its authorised capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

                (B) All new shares shall be subject to the provisions of these presents with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

        4.      The Company may by special resolution:

                (a) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares

                (b) Convert its paid up shares into stock

                (c) Cancel any shares which, at the date of the passing of the resolution, had not been taken, or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled

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                (d) Sub-divide its shares, or any of them, into shares of
                    smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights, or be subject to any such restrictions ascompared with the others as the Company has power to attach to unissued or new shares.

                (e) Subject to confirmation by the Court, reduce its share capital or any capital redemption reserve fund or share premium account in any manner.

                                     SHARES

        5. Save as the Company may by special resolution otherwise direct the shares in the Company shall be at the disposal of the Directors, and they may allot, grant options over, or otherwise dispose of them to such persons at such times, and on such terms as they think proper.

        6. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these presents or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

                                  CERTIFICATES

        7. Every person whose name is entered as a Member in the Register of Members shall be entitled without payment to receive within two months after allotment or lodgment of transfer (or within such other period as the terms of issue shall provide) one

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certificate for all his shares of any one class or upon payment of such sum not exceeding Fifteen cents for every certificate after the first as the Directors shall from time to time determine, several certificates, each for one or more of his shares of any one class. Where a member transfers part only of the shares comprised in a certificate the old certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu thereof without charge. Every certificate shall be issued under the seal and bear the signatures at least of one Director and the Secretary. Every certificate shall specify the shares to which it relates, identifying them by their number, and the amount paid up thereon. Provided that the Company shall not be bound to register more than three persons as the joint holders of any shares (except in the case of executors or trustees of a deceased member) and in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of such persons shall be sufficient delivery to all.

        8. If a share certificate be defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding Fifteen cents and on such terms, if any, as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in investigating evidence as the Directors think fit.

                                 CALLS ON SHARES

        9. The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue thereof made payable at fixed times, provided that no call on any shares shall be payable at less than one month from the date fixed for payment of the last preceding call and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

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        10.     A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed, and may be made payable by instalments.

        11. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

        12. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding ten per cent per annum, as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

        13. Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these presents be deemed to be a call duly made and payable, and in case of non-payment all the relevant provisions of these presents as to payment of interest and expenses forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

        14. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid, and the times of payment.

        15. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him, and such payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is made, and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned, the Company may pay interest at such rate (not exceeding five per cent per annum) as the member paying such sum and the Directors agree upon.

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                               FORFEITURE AND LIEN

        16. If a member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest and expenses which may have accrued.

        17. The notice shall name a further day (not being less than seven days from the date of service of the Notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

        18. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

        19. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon the terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

        20. A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or

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surrender were presently payable by him to the Company in respect of the shares, with interest thereon at seven per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment but the Directors may waive payment of such interest either wholly or in part and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender.

        21. The Company shall have a lien on every share (whether fully paid or not) for all moneys whether presently payable or not called or payable at a fixed time in respect of such share; and the Company shall also have a first and paramount lien and charge on all shares (whether fully paid or not) standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest in any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member of the Company or not. The Company's lien, if any, on a share shall extend to all dividends payable thereon. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Article.

        22. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

        23. The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists, so far as the same are presently payable, and any residue

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shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser.

        24. An affidavit that the deponent is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such affidavit and the receipt of the Company for the consideration, if any, given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, reallotment or disposal of the share.

                               TRANSFER OF SHARES

        25. All transfers of shares may be effected by transfer in writing in the usual common form, or in such other form as the Directors may accept, and may be under hand only.

        26. The instrument of transfer of a share shall be signed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

        27. The Directors may in their absolute discretion and without assigning any reason therefor decline to register any transfer of shares (whether fully paid or not) to a person of whom they shall not approve, and they may also decline to register any

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transfer of shares on which the Company has a lien. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

        28. The Directors may decline to recognise any instrument of transfer, unless:-

                (a) The instrument of transfer is deposited at the office or such other place as the Directors may appoint accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to
                    do); and

                (b) The instrument of transfer is in respect of only one class of shares.

All instruments of transfer which are registered may be retained by the Company.

        29. Notwithstanding anything to the contrary contained in these presents the Directors may upon the written request of the transferor register a transfer of shares without an instrument of transfer being produced to them or lodged with the Company whether or not an instrument of transfer has been executed.

        30. No share shall be transferred to a person who is not a member so long as any member is willing to purchase the same at the fair value.

        31. A person proposing to transfer any shares (hereinafter called "the proposing transferor") shall give notice in writing (hereinafter called a "transfer notice") to the Company that he desires to transfer the same. Such notice shall specify the sum which the proposing transferor fixes as a fair value and shall constitute the Company his agent for the sale of the shares to any member or to any other person selected or approved by the Directors as a person whom it is desirable to admit to membership at the price

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so fixed or, at the option of the purchaser, at the fair value to be fixed by the auditor in accordance with these presents. A transfer notice may include several shares and in such case shall operate as if it were a separate notice in respect of each share. Shares of different classes shall not be included in the same transfer notice, and should they be, the transfer notice may if the Directors so determine be treated as invalid. A transfer notice once given or deemed to be given shall not be revocable except with the consent of the Directors.

        32. If the Company shall, within the space of twenty-eight days after being served with a transfer notice, find a member or other such person as aforesaid willing to purchase the shares (hereinafter called "the purchaser") and shall give notice thereof to the proposing transferor, he shall be bound upon payment of the fair value to transfer the shares to the purchaser or purchasers. Every such notice shall state the name and address of the purchaser and the number of shares agreed to be purchased by him, and the purchase shall be completed at a place and time to be appointed by the Directors not being less than seven days nor more than twenty-eight days after the date on which the fair value of such shares shall have been agreed or fixed as hereinafter provided. If in any case a proposing transferor, after having become bound to transfer any shares to a purchaser, shall make default in transferring the shares, the Directors may authorise some person to execute on behalf of and as attorney for the proposing transferor any necessary transfers and may receive the purchase money and shall thereupon cause the name of the purchaser to be entered in the Register as the holder of the shares and hold the purchase money in trust for the proposing transferor. The receipt of the Company for the purchase money shall be a good discharge to the purchaser, who shall not be bound to see to the application thereof, and after the name of the purchaser has been entered in the Register in purported exercise of the aforesaid powers the validity of the proceedings shall not be questioned by any person.

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        33.     In case any difference arises between the proposing transferor and the purchaser as to the fair value of a share the auditor shall, on the application of either party, certify in writing the sum which in his opinion is the fair value and such sum shall be deemed to be the fair value. If the Company shall not have an auditor for the time being the fair value in the event of failure of agreement shall be determined and certified by a recognised accountant to whom the question shall be referred by the Secretary and such referee shall act as an expert and not as an arbitrator in so determining and certifying and his decision shall be final.

        34. The shares specified in any transfer notice given to the Company as aforesaid shall be offered by the Company in the first place to the members, other than the proposing transferor, as nearly as may be in proportion to the existing shares held by them respectively, and the offer shall in each case limit the time within which the same, if not accepted, will be deemed to be declined and may notify to the members that any member who desires an allotment of shares in excess of his proportion should in his reply state how many excess shares he desires to have; and if all members do not claim their proportions the unclaimed shares shall be used for satisfying the claims in excess. If any shares shall not be capable, without fractions, of being offered to the members in proportion to their existing holdings, the same shall be offered to the members, or some of them, in such proportions or in such manner as may be determined by lots to be drawn under the direction of the Directors.

        35. If the Company shall not, within the space of twenty-eight days aforesaid, find a purchaser willing to purchase the shares and shall not give notice in manner aforesaid, the proposing transferor shall at any time thereafter be at liberty, subject to Article 27 hereof, to sell and transfer the shares (or those not placed) to any person and at any price.

        36. A person entitled to a share in consequence of the bankruptcy of a member shall be bound at any time, if and when

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called upon in writing by the Directors so to do, to give a transfer notice in respect of all the shares then registered in the name of the bankrupt member.

        37. A person entitled to a share in consequence of the death of a member shall be bound at any time after the expiration of one year from the date of such death, if and when called upon in writing by the Directors so to do, to give a transfer notice in respect of all the shares then registered in the name of the deceased member.

        38. In any case where under the provisions of these presents the Directors have made a request for a transfer notice to be given in respect of any shares and such transfer notice is not duly given within a period of one month, such transfer notice shall be deemed to have been given at the expiration of the said period and the provisions of these presents shall take effect accordingly.

        39. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

        40. Nothing in these presents contained shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

                             TRANSMISSION OF SHARES

        41. In case of the death of a shareholder the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

        42. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) may, subject as hereinafter provided, either be registered himself as holder of the share upon giving to

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the Company notice in writing of such his desire, or transfer such share to some other person. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

        43. Save as otherwise provided by or in accordance with these presents, a person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.

                               VARIATION OF RIGHTS

        44. If at any time the share capital is divided into different classes of shares the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these regulations relating to general meetings shall mutatis mutandis apply but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

                                GENERAL MEETINGS

        45. (A) The first general meeting of the members of the Company shall be held in the year of incorporation and not more than six months after the incorporation of the Company and may be

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convened by any three of the subscribers of the Company's Memorandum of
Association by notice in writing signed by them addressed to the other subscribers and the other members (if any) entitled to attend and vote at such meeting.

                (B) An annual general meeting shall be held once in every year, at such time (within a period of not more than eighteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Directors. All other general meetings shall be called extraordinary general meetings.

        46. The Directors may whenever they think fit, and shall on requisition in accordance with the provisions of the next succeeding Article, proceed to convene an extraordinary general meeting.

        47. Any two or more members of the Company together holding not less than ten per cent of the issued and paid-up (to the limit of all calls thereon for the time being) share capital of the Company may in writing signed by them addressed to the Secretary and sent by registered post to or left at the Office requisition a general meeting of the Company and may specify a resolution or resolutions to be proposed at such general meetings as a special resolution or otherwise and may require that a Memorandum not exceeding one thousand words in length and approved by the requisitioners shall be prepared at the Company's expense and enclosed with each notice of general meeting sent to the members. Upon receipt of such requisition and within ten days thereafter the Secretary shall convene such general meeting by notice appropriate to the type of resolution proposed and not exceeding twenty-one days addressed to all the members and there shall accompany each notice a copy of the Memorandum (if so required) before referred to.

                           NOTICE OF GENERAL MEETINGS

        48. An annual general meeting and any general meeting at which it is proposed to pass a special resolution shall be called by fourteen days' notice in writing at the least, and any other general meeting by seven days' notice in writing at the least (exclusive in either case of the day on which it is served or deemed to be served and of the day for which it is given) given in manner hereinafter

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mentioned to the auditors, if any, and to all members other than such, if any, as are not under the provisions of these presents entitled to receive such notices from the Company: Provided that a general meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than ninety per cent in nominal value of the shares giving that right: Provided also that the accidental omission to give notice to, or the non-receipt of notice by, any person entitled thereto shall not invalidate the proceedings at any general meeting.

        49. (A) Every notice calling a general meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a member of the Company.

                (B) In the case of an annual general meeting, the notice shall also specify the meeting as such.

                (C) In the case of any general meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as a special resolution, the notice shall contain a statement to that effect.

        50. Routine business shall mean and include only business transacted at an annual general meeting of the following classes, that is to say:

                (a) declaring dividends

                (b) reading, considering and adopting the balance sheet, the reports of the Directors and auditors, and other accounts and documents required to be annexed to the balance sheet

                (c) appointing auditors and fixing the remuneration of the auditors or determining the manner in

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                    which such remuneration is to be fixed

                (d) appointing Directors in the place of those retiring and fixing the remuneration of the Directors.

                         PROCEEDINGS AT GENERAL MEETINGS

        51. No business shall be transacted at any general meeting unless a quorum is present. Three members present in person or by proxy or (being corporations) present by a respresentative or proxy, together holding not less than Fifty-one per cent of the issued capital of the Company shall be a quorum for all purposes.

        52. If within half an hour from the time appointed for a general meeting, a quorum is not present, the meeting if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the members present (if more than one) shall be a quorum.

        53. The President of the Company, failing whom a Vice-President, shall preside as Chairman at a general meeting. If there be no such President or Vice-President or if at any meeting none be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number) to be Chairman of the meeting.

        54. The Chairman of the meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original

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                                     - 17 -

meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

        55. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by either:

                (a) The Chairman of the meeting or;

                (b) not less than two members present in person or by proxy and entitled to vote; or

                (c) a member or members present in person or by proxy and
                    representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

                (d) a member or members present in person or by proxy and
                    holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

                A demand for a poll may be withdrawn. Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the Chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution.

        56. If a poll is duly demanded (and the demand be not withdrawn), it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

        57. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

        58. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately.

        59. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

        60. When the minutes of a general meeting of the Company (including the annual general meeting) shall have been signed by all the members or their proxies the same shall be deemed to have been duly convened, properly constituted and held notwithstanding that no notice or short notice thereof was given or that there might have been a technical defect or technical defects in the proceedings and any resolution of the said general meeting recorded in the said minutes shall bind the Company and the members (and those claiming under or in trust for them and each of them) and all persons dealing with the Company as if it had been properly passed as an ordinary, extraordinary or special resolution (as the case may be) of the Company in general meeting duly convened, properly constituted and held. A resolution in writing signed by all the members or their proxies shall be as effective as a resolution passed at a meeting of the members duly convened and held, and may consist of several documents in the like form, each signed by one or more of the members or their proxies.

                                VOTES OF MEMBERS

        61. Subject to any special rights or restrictions as to voting attached by or in accordance with these presents to any class of shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every One dollar in nominal amount of the shares of which he is the holder.

        62. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

        63. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, curator bonis or other person in the nature of a committee or curator bonis appointed by such court, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the office not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which it is desired to vote.

        64. No member shall, unless the Directors otherwise determine, be entitled to vote at a general meeting either personally or by proxy, or to exercise any privileges as member unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

        65. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

        66. On a poll, votes may be given either personally or by proxy, and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

        67.     A proxy need not be a member of the Company.

        68. An instrument appointing a proxy shall be in writing in the usual common form or in any other form which the Directors may accept and:

                (a) In the case of an individual shall be signed by the
                    appointor or by his attorney and

                (b) in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney, Director or officer of the corporation.

                The Directors may, but shall not be bound to, require evidence of the authority of any such attorney, Director or Officer. The signature on such instrument need not be witnessed.

        69. An instrument appointing a proxy must be left at the Office or such other place, if any, as is specified for that purpose in the notice convening the meeting not less than twenty-four hours before the time appointed for the holding of the meeting or adjourned meeting or for taking of the poll at which it is to be used, and in default may, at the discretion of the Directors, be treated as invalid.

        70. An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll and shall unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

        71. A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy, or of the authority under which the appointment was made, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office at least one hour before the commencement of the meeting or adjourned meeting or the time appointed for the taking of the poll at which the vote is cast.

                      CORPORATION ACTING BY REPRESENTATIVES

        72. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company.

                                    DIRECTORS

        73. Subject as hereinafter provided the Directors shall not be less than two nor more than eleven in number. The first Directors shall be appointed at the first general meeting of the members and their number shall be within the limits above mentioned. The Company may by ordinary resolution from time to time increase or reduce the maximum or minimum number of Directors.

        74. The ordinary remuneration of the Directors shall from time to time be determined by an ordinary resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

        75. The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors, or of any committee of the Directors or general meetings, or otherwise in or about the business of the Company.

        76. Any Director who is appointed to any office or to any executive office including the office of President or Vice-President or who serves on any committee or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

        77. The Directors shall have power and be deemed always to have had power to pay and agree to pay pensions or other retirement superannuation, death or disability benefits to or to any person in respect of any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

        78. A Director (or alternate Director) may contract or be interested in any contract or arrangement with the Company or any other company in which the Company may be interested and hold any office or place of profit (other than the office of auditor of the Company) under, and he or any firm of which he is a member may act in a professional capacity for the Company, or any such other company and (unless otherwise agreed) he may retain for his own absolute use and benefit all profits and advantages accruing to him therefrom.

                                    OFFICERS

        79. The Officers of the Company shall consist of a President and Secretary and may also comprise a Treasurer, one or more Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers or any combination of the aforesaid offices and such other Officers as the Directors may determine. The Officers shall be appointed by the Directors and shall hold office at the will of the Directors. The Directors shall have power from time to time to appoint an Officer or Officers to fill an office becoming vacant or to appoint to an additional or to a new office.

        80.     None of the Officers need be a member.

        81. The Company in general meeting may at any time remove an Officer from office. Unless the Company shall resolve that a vacated office be suspended or abolished the Directors may fill the same at any time.

        82.     Any person may hold more than one such office.

        83. The Officers shall perform such duties as may from time to time be prescribed by the Directors.

                               EXECUTIVE DIRECTORS

        84. (A) The Directors may from time to time appoint one or more of their body to be holder of executive office, including the office of Managing or Joint Managing Director, on such terms and for such period as they may determine.

                (B) The appointment of any Director to the office of Managing or Joint Managing Directors shall be subject to termination if he cease from any cause to be a Director, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company.

                (C) The appointment of any Director to any other executive office shall be subject to termination if he cease from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company.

        85. The Directors may entrust to and confer upon a Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

        86. The office of a Director shall be vacated in any of the following events, namely:

                (a) If he becomes prohibited by law from acting as a Director

                (b) If (not being an Executive Director holding office as such for a fixed term) he resigns by writing under his hand left at the Office

                (c) If he has an adjudication order made against him or
                    compounds with his creditors generally or being a corporation shall go into liquidation whether voluntary or compulsory

                (d) If he becomes of unsound mind

                (e) If he be absent from meetings of the Directors for six months without leave, and the Directors resolve that his office be vacated

                (f) If he be requested in writing by all his co-Directors to resign

                (g) If he be requested in writing by members holding a majority in value of the issued and paid-up share capital of the Company to resign.

        87. (A) At each annual general meeting all the Directors for the time being shall retire from office: Provided that a Director appointed to the office of Managing or Joint Managing Director shall not, while holding that office, be subject to retirement. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting and shall be eligible for reelection.

                (B) The members in annual general meeting shall elect Directors to serve on the Board of Directors until the next annual general meeting of the Company or their earlier, removal or retirement.

        88. The Company may by ordinary resolution remove any Director before the expiration of his period of office, notwithstanding any provisions of these presents or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement. The Company may by a like resolution appoint another person in place of a Director so removed from office. In default of such appointment the vacancy so arising may be filled by the Directors as a casual vacancy.

        89. The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these presents.

                               ALTERNATE DIRECTORS

        90. (A) Any Director may at any time by writing under his hand and deposited at the Office appoint any person approved by the Directors to be his alternate Director either for any particular meeting or for such period of time (not exceeding his own period of office) as such writing shall stipulate and may in like manner at any time terminate such appointment.

                (B) The appointment of an alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render him legally disqualified from acting as Director. His appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

                (C) An alternate Director shall (subject to his giving to the Company an address at which notices may be served upon him) be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and in the event of his having express authority in writing from his appointor he shall be entitled to sign any resolution in accordance with the provisions of Article 96. An Alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these presents.

                (D) An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

                            PROCEEDINGS OF DIRECTORS

        91. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. A Director shall be deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other and recognise each other's voice and for this purpose participation shall constitute prima facie proof of recognition. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A director may, and the Secretary on the requisition of a Director shall, at any time summon a Meeting of the Directors. It shall be necessary to give three days' notice of a meeting of Directors to every Director but such notice may be waived by any Director.

        92. A Director who is unable to attend any meeting of the Directors and has not appointed an alternate Director may authorise any other Director to vote for him at that meeting, and in that event the Director so authorised shall have a vote for each Director by whom he is so authorised in addition to his own vote. Any such authority must be in writing or by cable, radiogram, or telegram, which must be produced at the meeting at which the same is to be used, and be left with the Secretary for filing.

        93. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

        94. The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these presents the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

        95. The Directors may choose one of their number to be Chairman of the Board who shall preside at their meetings. In the absence of the Chairman of the Board (or if there be no Chairman of the Board) the President (if he shall be a Director) shall preside at meetings of Directors, provided always that nothing shall prevent the President from being chosen Chairman of the Board. If at any meeting neither be present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be Chairman of the meeting.

        96. When all the Directors sign the Minutes of a Meeting of the Directors the same shall be deemed to have been duly held notwithstanding that the Directors have not actually come together or that there may have been technical defects in the proceedings. And a resolution in writing, signed by a majority of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted, and may consist of several documents in a like form, each signed by one or more of the Directors.

        97. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any Committee so formed shall in the exercise of the powers so delegated conform to any regulation that may be imposed by the Directors.

        98. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these presents regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

        99. All acts done by any meeting of Directors, or of a committee of Directors or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any such Director, or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

                                BORROWING POWERS

        100. The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

                           GENERAL POWERS OF DIRECTORS

        101. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in forming and registering the Company, and may exercise all such powers of the Company as are not by the Statutes or by these presents required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these presents, to the provisions of the Statutes, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by special resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

        102. The Directors may from time to time and at any time by power of attorney under the seal appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

        103. The Company may exercise the powers conferred by the Statutes with regard to having any official seal for use abroad, and such powers shall be vested in the Directors.

        104. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine, provided that the signatures of the persons authorised to sign the foregoing instruments shall be autograph signatures and facsimile signatures of such persons shall not be affixed unless the Directors by resolution determine otherwise.

                                    THE SEAL

        105. The Directors shall provide for the safe custody of the seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the seal shall be affixed shall be signed, unless otherwise provided by the Directors, by a Director or by an Officer of the Company.

                           AUTHENTICATION OF DOCUMENTS

        106. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than the Office the local manager or other Officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

        107. A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of the Directors which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.

                                    DIVIDENDS

        108. The Company may by ordinary resolution declare dividends but no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.

        109. Unless and to the extent that the special rights attached to any shares otherwise provide, all dividends shall be declared and paid according to the amounts paid on the shares in respect whereof the dividend is paid, but (for the purposes of this Article only) no amount paid on a share in advance of calls shall be treated as paid on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid, save that if any share is issued on terms providing that it shall rank for dividend in whole or in part as from a particular date, such share shall rank for dividend accordingly.

        110. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends of such amounts and on such dates as they think fit.

        111. Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date whether such date be before or after the incorporation of the Company upon the terms that the Company shall as from that date take the profits and bear the losses thereof, such profits or losses may, at the discretion of the Directors, in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

        112. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

        113. The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money, if any, presently payable by him to the Company on account of calls or otherwise.

        114. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagement in respect of which the lien exists.

        115. The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer until such person shall become a member in respect of such shares or shall transfer the same.

        116. The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

        117. The Company may, upon the recommendation of the Directors, by ordinary resolution, direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid-up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

        118. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons or to such person and such address as such person or persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be paid by the bank on which it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

        119. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other money payable on or in respect of the share.

                                    RESERVES

        120. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits.

                     CAPITALISATION OF PROFITS AND RESERVES

        121. The Company may, upon the recommendation of the Directors, by ordinary resolution resolve that it is desirable to capitalise any sum standing to the credit of any of the Company's reserve accounts or any sum standing to the credit of profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend, and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the members in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid or partly in one way and partly in the other.

        122. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the sum resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such members.

                                MINUTES AND BOOKS

        123. The Directors shall cause minutes to be made in books to be provided for the purpose:

                (a) of all appointments of Officers made by the Directors and by the Company in general meeting

                (b) of the names of the Directors present at each meeting of
                    Directors and of any committee of Directors

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                                     - 34 -

                (c) of all resolutions and proceedings at all meetings of the
                    Company and of any class of members of the Company and of the Directors and of Committees of Directors.

        124. The Directors shall duly comply with the provisions of the Statutes and in particular the provisions in regard to registration of charges created by or affecting property of the Company in regard to keeping a Register of Directors and Managers, a Register of Members and a Register of Mortgages and Charges, and in regard to the production and furnishing of copies of such Registers and of any Register of holders of debentures of the Company.

        125. Any Register, index, minute book, book of account or other book required by these presents or the Statutes to be kept by or on behalf of the Company unless required by the Statutes to be kept at the Office may be kept at such place or places as the Directors may from time to time determine and may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

                                    ACCOUNTS

        126. (A) The Directors shall cause to be kept proper books of account with respect to:

                (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place

                (b) all sales and purchases of goods by the Company

                (c) the assets and liabilities of the Company

                (B) For the purposes of the foregoing, proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

                (C) The provisions of this Article may be waived by ordinary resolution of the members in general meeting.

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                                     - 35 -

        127. The books of account shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to the inspection of the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors.

        128. The Directors shall at some date not later than eighteen months after the incorporation of the Company and subsequently once at least in every year lay before the Company in general meeting a profit and loss account, in the case of the first account since the incorporation of the Company, and in any other case since the preceding account, made up to a date not earlier than the date of the meeting by more than nine months. Every profit and loss account shall give a true and fair view of the profit and loss of the Company for the period with which it deals. The provisions of this Article may be waived by ordinary resolution of the members in general meeting.

        129. The Directors shall cause to be made out in every year, and to be laid before the Company in general meeting, a balance sheet as at the date to which the profit and loss account is made up. Every balance sheet shall give a true and fair view of the state of affairs of the Company as at the date thereof. The provisions of this Article may be waived by ordinary resolution of the members in general meeting.

        130. Upon application to the Secretary any member and any holder of debentures of the Company shall be entitled to receive within seven days before the date of the annual general meeting of the Company already convened, a copy of the balance sheet (if any) and profit and loss account (if any) to be laid before the members in such annual general meeting.

                                    AUDITORS

        131. The Company may at each annual general meeting appoint an auditor or auditors to hold office from the conclusion of that until the conclusion of the next annual general meeting. At any annual general meeting a retiring auditor, however appointed, shall

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                                     - 36 -

be re-appointed without any resolution being passed unless:

                (a) he is not qualified for re-appointment; or

                (b) a resolution has been passed at that meeting appointing somebody instead of him or providing expressly that he shall not be re-appointed; or

                (c) he has given the Company notice in writing of his
                    unwillingness to be re-appointed.

        132. The auditor, if any, shall make a report to the members on the accounts examined by him, and on every balance sheet and on every profit and loss account laid before the Company in general meeting during his tenure of office, and his report, which shall be read before the Company in general meeting and shall be open to inspection by any member, shall obtain statements as to the following matters:

                (a) whether he has obtained all the information and explanations which to the best of his knowledge and belief were necessary for the purpose of his audit

                (b) whether, in his opinion, proper books of account have been kept by the Company, so far as appears from his examination of their books, and proper returns adequate for the purpose of his audit have been received from branches not visited by him.

                (c) (i) whether the Company's balance sheet and profit and loss account dealt with by the report are in agreement with the books of account and returns

                    (ii) whether, in his opinion and to the best of his
                         information and according to the explanations given to him, the said accounts give the information required by these Articles in the manner so required and give a true and fair view, in the case of the balance sheet, of the state of the Company's

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                                     - 37 -

                         affairs as at the date thereof, and in the case of the profit and loss account, of the profit or loss of the Company for the period dealt with therein.

        133. All acts done by any person acting as an Auditor shall as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

        134. The auditor, if any, shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns him as auditor.

                                     NOTICES

        135. Any notice or document may be served by the Company on any member either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address or, (if he has no registered address within the Commonwealth of The Bahamas) to the address, if any, supplied by him to the Company as his address for the service of notices. Where a notice or other document is served by post, service shall be deemed to be effected at the time when the letter containing the same is posted, and in proving such service it shall be sufficient to prove that such letter was properly addressed, stamped and posted.

        136. In respect of joint holdings all notices shall be given to that one of the joint holders whose name stands first in the Register of Members, and notice so given shall be sufficient notice to all the joint holders.

        137. A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notices, shall be entitled to have served upon him at such address any notice or document to which the member but for his death or bankruptcy would be entitled, and such service shall for all

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                                     - 38 -

purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any member in pursuance of these presents shall, notwithstanding that such member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy be deemed to have been duly served in respect of any share registered in the name of such member as sole or joint holder.

        138. A member who (having no registered address within the Commonwealth of The Bahamas) has not supplied to the Company an address for the service of notices shall not be entitled to receive notices from the Company.

                                   WINDING UP

        139. If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares in respect of which there is a liability.

                                    INDEMNITY

        140. Every Director, manager, Secretary and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay, all costs, losses, and expenses which any such

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                                     - 39 -

Director, manager, Secretary, officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such Director, Manager, Secretary, officer or servant, or in any way in the discharge of his duties, including traveling expenses; and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company, and have priority as between the members over all other claims.

        141. No Director or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any moneys, securities or effects shall be deposited, or for any loss occasioned by an error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of his office or in relation thereto, unless the same happen through his own dishonesty.